UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2011

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued List Rule or Standard; Transfer Listing
     On May 24, 2011, Horizon Lines, Inc. (the “Company”) received a letter from the New York Stock Exchange (the “NYSE”) notifying the Company that it no longer satisfies at least one of the NYSE’s standards for continued listing. Pursuant to NYSE Rule 802.01B, the Company must maintain average market capitalization of not less than $50 million over a 30 trading-day period if, at the same time, stockholders’ equity is less than $50 million. The Company’s 30 trading-day average market capitalization was $49.5 million as of May 11, 2011. Under the applicable NYSE procedures, the Company has forty-five days from the receipt of such notice to submit a cure plan to the NYSE. This plan must demonstrate the Company’s ability to achieve compliance with the continued listing standard in NYSE Rule 802.01B within the next eighteen month cure period. The Company intends to submit such a plan. If the NYSE accepts the plan, the Company’s common stock will continue to be listed on the NYSE during the cure period, subject to ongoing monitoring and the Company’s compliance with other NYSE continued listing standards.
     On May 31, 2011, the Company issued a press release regarding the matter described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)
Date: May 31, 2011	By:	/s/ Michael T. Avara
Michael T. Avara
Executive Vice President and Chief Financial Officer

Exhibit Index

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release, dated May 31, 2011